Exhibit 4.40

Execution Version

COLLATERAL AGREEMENT

dated and effective as of

December 24, 2008,

among

HARRAH’S OPERATING COMPANY, INC., as the Issuer,

each Subsidiary of the Issuer identified herein,

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG BANK OF AMERICA, N.A., AS FIRST LIEN AGENT, AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AS SET FORTH MORE FULLY IN SECTION 7.18 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

ARTICLE I
DEFINITIONS

SECTION 1.01	Indenture	2
SECTION 1.02	Other Defined Terms	2

ARTICLE II
[INTENTIONALLY OMITTED]

ARTICLE III
PLEDGE OF SECURITIES

SECTION 3.01	Pledge	8
SECTION 3.02	Delivery of the Pledged Collateral	9
SECTION 3.03	Representations, Warranties and Covenants	9

ARTICLE IV
SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 4.01	Security Interest	10
SECTION 4.02	Representations and Warranties	13
SECTION 4.03	Covenants	15
SECTION 4.04	Other Actions	17
SECTION 4.05	Covenants Regarding Patent, Trademark and Copyright Collateral	18

ARTICLE V
REMEDIES

SECTION 5.01	Remedies Upon Default	19
SECTION 5.02	Application of Proceeds	21
SECTION 5.03	Grant of License to Use Intellectual Property	21

ARTICLE VI
OTHER SECOND-LIEN OBLIGATIONS

SECTION 6.01	Other Second-Lien Obligations	22

ARTICLE VII
MISCELLANEOUS

SECTION 7.01	Notices	23
SECTION 7.02	Security Interest Absolute	23
SECTION 7.03	Limitation By Law	23
SECTION 7.04	Binding Effect; Several Agreement	23
SECTION 7.05	Successors and Assigns	23
SECTION 7.06	Collateral Agent’s Fees and Expenses; Indemnification	24
SECTION 7.07	Collateral Agent Appointed Attorney-in-Fact	25
SECTION 7.08	GOVERNING LAW	25

SECTION 7.09	Waivers; Amendment	26
SECTION 7.10	WAIVER OF JURY TRIAL	27
SECTION 7.11	Severability	27
SECTION 7.12	Counterparts	27
SECTION 7.13	Headings	27
SECTION 7.14	Jurisdiction; Consent to Service of Process	27
SECTION 7.15	Termination or Release	28
SECTION 7.16	Additional Subsidiaries	29
SECTION 7.17	No Recourse	29
SECTION 7.18	Subject to Intercreditor Agreement	30
SECTION 7.19	Senior Collateral Documents	30
SECTION 7.20	Compliance of Gaming Laws	30
SECTION 7.21	Limitations on Rights and Remedies of Collateral Agent and Each Subsidiary Pledgor	31
SECTION 7.22	Applications of Gaming Laws	31
SECTION 7.23	Vessels and Admiralty Related Matters	32

Schedules

Schedule I	Subsidiary Pledgors
Schedule II	Commercial Tort Claims
Schedule III	Pledged Debt Securities
Schedule IV	Intellectual Property

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Perfection Certificate
Exhibit III	Form of Additional Secured Party Consent

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COLLATERAL AGREEMENT dated and effective as of December 24, 2008 (this “Agreement”), among HARRAH’S OPERATING COMPANY, INC., a Delaware corporation (the “Issuer”), each Subsidiary of the Issuer listed on Schedule I hereto and each Subsidiary of the Issuer that becomes a party hereto (each, a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”) and U.S. Bank National Association, as Collateral Agent (in such capacity, the “Collateral Agent”), for the Secured Parties (as defined below).

WHEREAS, pursuant to the terms, conditions and provisions of the indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, Harrah’s Entertainment, Inc., a Delaware corporation (“Holdings”), and U.S. Bank National Association, as trustee (the “Trustee”), the Issuer is issuing 10.00% Second-Priority Senior Secured Notes due 2015 (the “2015 Notes”) and 10.00% Second-Priority Senior Secured Notes due 2018 (the “2018 Notes” and, together with the 2015 Notes, and any and all exchange notes and/or additional notes issued pursuant to the Indenture, collectively the “Notes”), which will be guaranteed by Holdings, the direct parent of the Issuer;

WHEREAS, pursuant to the Credit Agreement dated as of January 28, 2008 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Hamlet Merger Inc. (which was merged on January 28, 2008 with and into Holdings), the Issuer, as borrower, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent for the lenders (the “First Lien Agent”), and the other parties named therein, the Pledgors (as defined below) have granted to the First Lien Agent a first-priority lien and security interest in the Collateral (as defined below);

WHEREAS, the Collateral Agent and the First Lien Agent have entered into an Intercreditor Agreement as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined below);

WHEREAS, each Pledgor is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and to induce the Holders of the Notes to purchase the Notes;

WHEREAS, the Subsidiary Pledgors are subsidiaries of the Issuer, will derive substantial benefits from the extension of credit to the Issuer pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Trustee to enter into the Indenture and to induce the Holders of the Notes to purchase the Notes; and

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture, and to induce the Holders of the Notes to purchase the Notes, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. If the First Lien Termination Date (as defined below) has occurred, a reference in this Agreement to the First Lien Agent shall, unless the context requires otherwise, be construed as a reference to the Collateral Agent and this agreement shall be interpreted accordingly.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Additional Mortgage” means any Mortgage on any Real Property acquired or improved in such a manner that it qualifies as “Owned Real Property” (such term having the meaning assigned in the Credit Agreement), to the extent acquired after the date hereof and for which the Issuer will grant and cause each of the Pledgors to grant to the Collateral Agent security interests and mortgages in such Owned Real Property of the Issuer or any such Pledgor as are not covered by the original Mortgages.

“Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Other Second-Lien Obligations.

“Additional Secured Party Consent” shall mean a completed additional secured party consent in the form of Exhibit III hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Authorized Representative” with respect to any Other Second-Lien Obligations means the agent or trustee under the agreement pursuant to which such Other Second-Lien Obligations are issued or incurred.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” means the party named as such in this Agreement until a successor replaces it and, thereafter, means such successor.

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“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office including those listed on Schedule IV.

“Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Termination Date” means, subject to Section 5.7 of the Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs; provided that if, at any time after the First Lien Termination Date, the Discharge of Senior Lender Claims is deemed not to have occurred pursuant to Section 5.7 of the Intercreditor Agreement, the First Lien Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Senior Lender Claims as a result of the occurrence of such first Discharge of Senior Lender Claims).

“Gaming Authorities” means, in any jurisdiction in which the Issuer or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the date hereof have, jurisdiction over the gaming activities at the property or any successor to such authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming business or activities of the Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal

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property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holder” has the meaning assigned to the term “holder” in the Indenture.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Indenture Documents” means (a) the Indenture, the Notes, the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule IV hereto.

“Issuer” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Liquor Authorities” means, in any jurisdiction in which the Issuer or any of its subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

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“Mortgaged Properties” means the Real Properties owned or leased by the Issuer or any other Pledgor encumbered by a Mortgage to secure the Obligations.

“Mortgaged Vessels” means the Vessels owned by the Issuer or any other Pledgor encumbered by a Ship Mortgage to secure the Obligations.

“Mortgages” means, collectively, the second lien mortgages (including a second lien interest in any Additional Mortgages), trust deeds, deeds of trust, deeds to secure debt, assignment of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented or otherwise modified from time to time.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Notes Obligations” means (a) the due and punctual payment by the Issuer of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuer to any of the Secured Parties under the Indenture and each of the other Indenture Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuer under or pursuant to the Indenture and each of the other Indenture Documents and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and each of the other Indenture Documents.

“Obligations” means (a) the Notes Obligations and (b) if any Other Second-Lien Obligations are incurred (and designated as Obligations pursuant to Section 6.01), (1) the due and punctual payment by the Issuer of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) owing to any holder of Other Second-Lien Obligations under any Additional Secured Debt Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuer to any holder of Other Second-Lien Obligations under the Additional Secured Debt Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (2) the due and punctual performance of all other obligations of the Issuer under or pursuant to the Additional Secured Debt Documents and (3) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and the Additional Secured Debt Documents.

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“Other Second-Lien Obligations” has the meaning assigned to such term in the Indenture.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the certificate, dated as of the date hereof, attached hereto as Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of the Issuer.

“Permitted Liens” means any Lien permitted by Section 4.12 of the Indenture.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes now or hereafter included in the Pledged Collateral, including all instruments or other documents representing or evidencing any Pledged Collateral.

“Pledgor” shall mean the Issuer and each Subsidiary Pledgor.

“Real Property” means, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements situated, placed or constructed upon, or fixed to or incorporated into, or which becomes a component part of or which is permanently moored to such real property, and appurtenant fixtures incidental to the ownership or lease thereof.

“Secured Parties” means (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Indenture Document, (d) the Trustee, (e) holders of Other Second-Lien Obligations and their Authorized Representative; provided that such holders and their Authorized Representative comply with Section 6.01 hereof and such Authorized Representative executes an Additional Secured Party Consent, and (f) the successors and permitted assigns of each of the foregoing.

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“Security Documents” means this Agreement, any agreement pursuant to which assets are added to the Collateral or otherwise pledged or mortgaged to secure the Obligations and any other instruments or documents entered into and delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended, restated, supplemented or otherwise modified from time to time.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Senior Collateral Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lenders” has the meaning assigned to such term in the Intercreditor Agreement.

“Ship Mortgage Act” means the Ship Mortgage Act of 1920, as amended, recodified at 46 U.S.C. § 31301 et seq.

“Ship Mortgages” means, collectively, the second preferred ship mortgages, additional ship mortgages, earnings assignment and insurance assignment and other ship mortgage documents delivered with respect to the Mortgaged Vessels, as amended, supplemented or otherwise modified from time to time.

“Subsidiary Pledgor” has the meaning assigned to such term in the preliminary statement of this Agreement, and includes any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule IV and (b) all goodwill associated therewith or symbolized thereby.

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“Vessel” means (i) any vessel, boat, ship, catamaran, riverboat, or barge of any kind or nature whatsoever, whether or not temporarily or permanently moored or affixed to any real property, (ii) any improvement to real property which is used or susceptible of use as a dockside, riverboat or water-based venue for business operations, (iii) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (iv) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations which may affect its seaworthiness, and, in each case, all appurtenances thereof.

ARTICLE II

[Intentionally Omitted]

ARTICLE III

Pledge of Securities

SECTION 3.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a)(i) the debt securities currently issued to any Pledgor (which such debt securities constituting Pledged Debt Securities shall be listed on Schedule III), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities; provided that the Pledged Debt Securities shall not include any debt securities or other property that are not pledged as security for Senior Lender Claims (the “Pledged Debt Securities”); (b) all payments of principal or interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clause (a) above; (c) all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”); provided that notwithstanding anything to the contrary in this Section 3.01, (i) the amount of Obligations secured by the Pledged Collateral shall at all times be limited to the maximum amount that is permitted to be secured without equally and ratably securing the Existing Notes and the loans outstanding under the Senior Interim Loan Facility, in each case, in accordance with the terms thereof as in effect on the Issue Date; and (ii) the Pledged Collateral shall not include any Capital Stock owned directly or indirectly by any Pledgor (other than any Capital Stock held in a securities account).

TO HAVE AND TO HOLD, the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 3.02 Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) shall permit in its reasonable discretion)) to deliver or cause to be delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are required to be delivered pursuant to paragraph (b) of this Section 3.02.

(b) Each Pledgor will cause any Indebtedness (i) having, in each case, an aggregate principal amount in excess of $15,000,000 or (ii) payable by the Issuer or any Subsidiary (other than (i) intercompany Indebtedness incurred in the ordinary course of business in connection with the cash management operations and intercompany sales of the Issuer and each Subsidiary or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the benefit of the Secured Parties, pursuant to the terms hereof. Following the First Lien Termination Date, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (d), (e) or (f) of the Indenture.

(c) Upon delivery to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by note powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and by such other instruments and documents as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03 Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule III includes all debt securities and promissory notes or instruments evidencing Indebtedness required to be delivered pursuant to Section 3.02;

(b) [Intentionally Omitted]

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(c) except for the security interests granted hereunder (and those securing Senior Lender Claims), each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than Permitted Liens, and (iv) subject to the rights of such Pledgor under the Indenture Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) [Intentionally Omitted];

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Indenture, or in the Senior Lender Documents, and as required under Gaming Laws, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Intercreditor Agreement, when any Pledged Securities are delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the benefit of the Secured Parties, in accordance with this Agreement and the Intercreditor Agreement, and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01 Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

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(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Intellectual Property;

(x) all Inventory;

(xi) all Investment Property other than the Pledged Collateral;

(xii) all Letter of Credit Rights;

(xiii) all Commercial Tort Claims as described on Schedule II hereto;

(xiv) all books and records pertaining to the Article 9 Collateral;

(xv) all Vessels; and

(xvi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

provided, that notwithstanding anything to the contrary in this Section 4.01(a), the amount of Obligations secured by the Article 9 Collateral shall at all times be limited to the maximum amount that is permitted to be secured without equally and ratably securing the Existing Notes and the loans outstanding under the Senior Interim Loan Facility, in each case, in accordance with the terms thereof as in effect on the Issue Date.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include) (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any Capital Stock owned by any Pledgor (other than any Capital Stock held in a securities account), (c) any assets that are not pledged as security for Senior Lender Claims, (d) any assets owned on or acquired after the Issue Date, to the extent that, and for so long as, taking such actions would violate any applicable law or regulation (including any Gaming Law or regulation) or an enforceable contractual obligation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law) binding on

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such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (1) owned on the Issue Date or (2) acquired after the Issue Date with Indebtedness of the type permitted pursuant to Sections 4.03(b)(iv) and 4.03(b)(xxiii) of the Indenture that is secured by a Permitted Lien), (e) those assets as to which the First Lien Agent (or following the First Lien Termination Date, the Collateral Agent), shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby, (f) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (g) any debt securities excluded from the pledge made pursuant to Section 3.01 hereof, (h) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or the terms of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or regulation (including Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, (i) any Equipment or other asset owned by any Pledgor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment or asset and, in each case, such prohibition or requirement is permitted under the Indenture, (j) any Real Property or Vessel held by the Issuer or any Pledgor as a lessee under a lease or any Real Property owned in fee that is not Owned Real Property or any Vessel owned in fee that does not have an individual fair market value (as determined in good faith by the Issuer) of at least $15,000,000, and (k) cash, deposit accounts and securities accounts (to the extent that a Lien thereon must be perfected by an action other than the filing of customary financing statements). In addition, for the avoidance of doubt (x) the provisions of Section 7.23 of this Agreement shall apply to all the terms and provisions of this Agreement and (y) the parties hereto acknowledge and agree that no security interest or rights of any kind related to possession or ownership of any license issued by the Missouri Gaming Commission or any interest in a license issued by the Missouri Gaming Commission are being granted hereunder to the extent and for so long as the grant of such security interest or rights are prohibited by the Gaming Laws of the State of Missouri.

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file (but shall not be obligated to file absent written direction of the Issuer) in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a

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sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file (but shall not be obligated to file absent written direction of the Issuer) with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02 Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein, in the Indenture or in any offering circular related thereto or in the Senior Lender Documents.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the date hereof. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in the Perfection Certificate (or specified by notice from the Issuer to the Collateral Agent after the date hereof in the case of filings, recordings, or registrations required by Section 4.10 or Section 4.11 of the Indenture) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or

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registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed agreement in the form hereof (or a short form hereof which form shall be reasonably acceptable to the Collateral Agent) containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to registered United States Patents (and Patents for which registration applications are pending), registered United States Trademarks (and Trademarks for which registration applications are pending) and registered United States Copyrights (and Copyrights for which registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be a second priority security interest, prior to any other Lien on any of the Article 9 Collateral, other than Liens in respect of Senior Lender Claims, and other Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

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(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $15,000,000 as of the date hereof except as indicated on the Perfection Certificate.

(f) Except as set forth in the Perfection Certificate, as of the date hereof, all Accounts owned by the Pledgors have been originated by the Pledgors and all Inventory owned by the Pledgors has been acquired by the Pledgors in the ordinary course of business.

SECTION 4.03 Covenants. (a) Each Pledgor agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral, for the benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Indenture Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the second priority security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 90 days after the Issuer has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such

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action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 90 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.

(d) Following the First Lien Termination Date, and subject to the Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) Following the First Lien Termination Date, and subject to the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture and the other provisions hereof.

(h) Following the First Lien Termination Date, if requested by the Collateral Agent, none of the Pledgors will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof

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or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as permitted by the Indenture (subject to the Intercreditor Agreement) or the Senior Lender Documents.

(i) Each Pledgor irrevocably makes, constitutes and appoints the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) (and all officers, employees or agents designated by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent, subject to the Intercreditor Agreement) may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent, subject to the Intercreditor Agreement) reasonably deems advisable. All sums disbursed by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and shall be additional Obligations secured hereby.

SECTION 4.04 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $15,000,000, such Pledgor shall forthwith endorse, assign and deliver the same to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $15,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

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SECTION 4.05 Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture or the Senior Lender Documents:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the normal conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d) Each Pledgor shall notify the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis at the time of delivery of financial statements for such year (commencing with the financial statements for the fiscal year ended December 31, 2008) of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may otherwise reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

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(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, at the request of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) sole discretion) the designee of such agent or such agent.

ARTICLE V

Remedies

SECTION 5.01 Remedies Upon Default. Subject to the Intercreditor Agreement and applicable Gaming Laws, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder

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cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 days written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have

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entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses and indemnification amounts incurred by the Collateral Agent or the Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under any other Indenture Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Collateral Agent prior to any distribution under this Section 5.02, each Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in this Section 5.02, that each applicable Secured Party or their Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at

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such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Collateral Agent’s sole discretion) a designee of the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default after the First Lien Termination Date; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

Other Second-Lien Obligations

SECTION 6.01 Other Second-Lien Obligations. On or after the date hereof and so long as permitted by the Indenture, the Issuer may from time to time designate Other Second-Lien Obligations permitted by the Indenture to be secured by a Lien on the Collateral as Obligations hereunder by delivering to the Collateral Agent (a) a certificate signed by an Officer of the Issuer (i) identifying the Other Second-Lien Obligations so designated and the aggregate principal amount or face amount thereof, stating that such Other Second-Lien Obligations are designated as Obligations for purposes hereof, (ii) representing that such designation of such obligations as Obligations complies with the terms of each of the Indenture Documents and Additional Secured Debt Documents and (iii) specifying the name and address of the Authorized Representative for the holders of such Other Second-Lien Obligations, (b) a fully executed Additional Secured Party Consent (in the form attached as Exhibit III hereto); and (c) an opinion of counsel to the effect that the designation of such obligations as Other Second-Lien Obligations is in compliance with the terms of the Indenture and the Notes. The Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including without limitation, any secured parties that hold any such Other Second-Lien Obligations, and the Authorized Representative for the holders of such Other Second-Lien Obligations agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Other Second-Lien Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

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ARTICLE VII

Miscellaneous

SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Indenture.

SECTION 7.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 7.03 Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation (including any Gaming Law or regulation), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation (including any Gaming Law or regulation) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation (including any Gaming Law or regulation).

SECTION 7.04 Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 7.05 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted

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successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Collateral Agent hereunder shall at all times be the same person that is the Trustee under the Indenture. Written notice of resignation by the Collateral Agent as Trustee pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Trustee under the Indenture by a successor Collateral Agent, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

SECTION 7.06 Collateral Agent’s Fees and Expenses; Indemnification.

(a) Subject to the terms of the Intercreditor Agreement, each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its outside counsel which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any rights of the Collateral Agent hereunder or (iv) the failure of any Pledgor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee and each Affiliate of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in house counsels), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, including without limitation, the Supplement to Windstorm Insurance Intercreditor Agreement dated as of the date hereof (the “Windstorm Supplement”), the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, including without limitation, any claim, litigation, investigation or proceeding relating to the Windstorm Insurance Intercreditor Agreement dated as of January 28, 2008 that arises prior to or after the execution of the Windstorm Supplement, or to the Collateral, whether or not any Indemnitee is a party thereto and regardless whether such matter is initiated by a third party or any Pledgor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this

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Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07 Collateral Agent Appointed Attorney-in-Fact. Subject to the terms of the Intercreditor Agreement, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Gaming Laws, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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SECTION 7.09 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture, except in each case as otherwise provided in the Indenture or the Intercreditor Agreement.

(c) For the purpose of Section 7.09(b) above, the Collateral Agent shall be entitled to rely upon (i) written confirmation from the agent managing the solicitation of consents and a certificate signed by an Officer of the Issuer, provided by the Trustee, as to the receipt of valid consents from the Holders of at least a majority in aggregate principal amount of all outstanding Notes to amend this Agreement (or two-thirds in aggregate principal amount of all outstanding Notes if required by Section 9.02 of the Indenture), and (ii) any document believed by it to be genuine and to have been signed or presented by the proper person and the Collateral Agent need not investigate any fact or matter stated in the document. At any time that the Issuer desires that this Agreement be amended as provided in Section 7.09(b) above, the Issuer shall deliver to the Collateral Agent a certificate signed by an Officer of the Issuer stating that the amendment of this Agreement is permitted pursuant to Section 7.09(b) above. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Issuer shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. Such officers’ certificate and legal opinion will contain the statements required by Section 9.06 of the Indenture. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Issuer shall furnish to the Collateral Agent copies of officers’ certificates and legal opinions delivered to the Trustee in connection with any amendment to the Indenture affecting the operation of this Section 7.09. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificates or opinions.

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SECTION 7.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 7.13 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14 Jurisdiction; Consent to Service of Process.

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Pledgor, or its properties, in the courts of any jurisdiction.

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(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any New York State or federal court of the United States of America sitting in New York County, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.15 Termination or Release. (a) (i) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, as of the date when all the Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; provided that, upon payment in full of the Notes Obligations, the Collateral Agent may assume that no Obligations are outstanding unless otherwise advised in writing by the Issuer; and (ii) this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Obligations, shall automatically terminate as of the date when the Holders of at least two thirds in aggregate principal amount of all Notes issued under the Indenture consent to the termination of this Agreement, such termination to include, without limitation, the termination of the pledge of the Pledged Collateral and the Security Interest;

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Subsidiary Pledgor ceases to be a Subsidiary or otherwise ceases to be a Pledgor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Subsidiary Pledgor;

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture to any person that is not a Pledgor (including in connection with an Event of Loss), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party;

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(d) The security interest in any Collateral (including any Mortgaged Properties) under this Agreement shall be automatically released as to all or any portion of such Collateral and Mortgaged Properties following the delivery of a Project Notice (as defined in the Credit Agreement) to the First Lien Agent that is applicable to all or such portion of the Collateral and Mortgaged Property, in each case upon the release of the security interest securing the Senior Lender Claims in such Collateral or Mortgaged Properties.

(e) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 11.04 of the Indenture, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Subsidiary Pledgor;

(f) If any of the Collateral shall become subject to the release provisions set forth in Section 5.1 of the Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(g) In connection with any termination or release pursuant to this Section 7.15 or Section 11.04(a) of the Indenture, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 7.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

SECTION 7.16 Additional Subsidiaries. If, pursuant to the Indenture, the Issuer is required to cause any Subsidiary that is not a Pledgor to become a Pledgor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, subject to applicable Gaming Laws, such subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17 No Recourse. Notwithstanding anything to the contrary in this Agreement, no recourse shall be had, whether by levy or execution, or under any law, or by the enforcement of any assessment or penalty or otherwise, for the payment of any of the Obligations, against any Pledgor or any of the assets of any Pledgor, other than the Collateral, it being expressly understood that the sole remedies available to the Collateral Agent and the Secured Parties pursuant to this Agreement with respect to the Obligations shall be against the Collateral.

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SECTION 7.18 Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Bank of America, N.A., as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below pursuant to the Collateral Agreement, dated as of January 28, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the “Pledgors” referred to therein, in favor of Bank of America, N.A., as collateral agent for the secured parties referred to therein, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 7.19 Senior Collateral Documents. The Collateral Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the First Lien Termination Date, the Pledgors shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the First Lien Agent has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Lender Documents.

SECTION 7.20 Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Indenture Document, the Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) any restrictions on the transfer of and agreements not to encumber the equity securities of any corporation that is a licensee or registered holding company under the Nevada Gaming Laws or any limited liability company that is a registered holding company under the Nevada Gaming Laws (any such entity, a “Nevada Licensee”) pursuant to this Agreement or any other Indenture Documents are subject to the prior approval of the Nevada Gaming Authorities;

(b) any approval of the Nevada or Iowa Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Collateral Agent to take any actions provided for in this Agreement, for which separate approval by the Nevada and/or Iowa Gaming Authorities, as applicable, may be required by the Gaming Laws;

(c) the Collateral Agent, the other Secured Parties and their respective successors and permitted assigns are subject to being called forward by the Nevada and/or Iowa Gaming Authorities, as applicable, in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and the other Indenture Documents; and

(d) in the event the Collateral Agent, on behalf of the Secured Parties, exercises one or more of the remedies set forth in this Agreement with respect to Article 9 Collateral consisting of gaming devices, mobile gaming systems, cashless wagering systems and

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associated equipment (as those terms are defined in the Gaming Laws), including, but not limited to, the foreclosure, transfer, sale, distribution or other disposition of such Collateral, such exercise of remedies may require the separate and prior approval of the Nevada and/or Iowa Gaming Authorities, as applicable, or the licensing of the Collateral Agent pursuant to the Gaming Laws.

Section 7.21 Limitation on Rights and Remedies of Collateral Agent and Each Subsidiary Pledgor. Notwithstanding anything in this Agreement to the contrary, the Collateral Agent on behalf of the Secured Parties and each Subsidiary Pledgor agrees that they shall comply with all applicable laws and all applicable rules and regulations of the Illinois Gaming Authority, including Illinois Gaming Laws, in connection with their exercise of rights and remedies hereunder, including, without limitation, foreclosure upon any item of Article 9 Collateral consisting of Gaming Equipment (as defined in the Illinois Gaming Laws). As and when required, the Collateral Agent, on behalf of and at the written direction of the Secured Parties, shall seek and obtain all approvals, licenses and consents from the Illinois Gaming Authority required in connection with the exercise of any right or remedy prior to the exercise thereof.

Section 7.22 Application of Gaming Laws.

(a) This Agreement and the other Indenture Documents are subject to Gaming Laws. Without limiting the foregoing, the Collateral Agent and other Secured Parties acknowledge that (i) they may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Indenture Documents, including with respect to the Collateral, the Mortgaged Properties and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals, if any, (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities;

(b) The Collateral Agent and other Secured Parties agree to reasonably cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Gaming Authorities and Liquor Authorities relating to the Notes or other Indenture Documents;

(c) If during the existence of an Event of Default hereunder or any of the other Indenture Documents it shall become necessary or, in the opinion of the Collateral Agent, advisable for an agent, supervisor, receiver or other representative of the holders to become licensed or found suitable under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or to otherwise enforce the rights of the Secured Parties under the Security Documents, the Issuer hereby agrees to consent to the application for such license or qualification and to execute such further documents as may be required in connection with the evidencing of such consent.

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Section 7.23 Vessels and Admiralty Related Matters. Notwithstanding anything set forth in this Agreement, the Indenture, the Mortgages, the Ship Mortgages or any other Indenture Documents, the Collateral Agent and the other Secured Parties acknowledge the uncertain nature in which a security interest may be taken in any Vessel or any improvements to Real Property or related assets which are used in connection with any dockside, riverboat, or water-based venue that are intended to be Collateral hereunder (collectively, “Vessel Related Collateral”) and in the enforceability of any security interest in Vessel Related Collateral under the Ship Mortgage Act, the real property laws of any applicable jurisdiction, the Uniform Commercial Code, any and all applicable case law and any other applicable laws (the “Vessel Applicable Laws”). In order to grant the Collateral Agent a lien for the benefit of the Secured Parties in all Vessel Related Collateral to the fullest extent permitted by applicable law, the Issuer and the other Pledgors have agreed to grant liens and security interests in the Vessel Related Collateral to the Collateral Agent for the benefit of the Secured Parties under various types of Security Documents, including the Mortgages, the Collateral Agreement and the Ship Mortgages, notwithstanding such uncertainty. Accordingly, the Collateral Agent and the other Secured Parties acknowledge and agree that, notwithstanding any representations, warranties, covenants, further assurances, events of default or any other provisions of this Agreement, the Indenture, the Mortgages, the Ship Mortgages or any other Indenture Documents, any Indenture Document that is unenforceable with respect to any Vessel Related Collateral, any obligation relating to the creation or perfection of a lien or security interest that is not satisfied with respect to Vessel Related Collateral, or any failure of any Vessel Related Collateral to be secured by a lien or security interest under any Indenture Documents, in each case solely as a result of Vessel Applicable Laws relating to the nature or circumstances in which a security interest may be taken in any Vessel Related Collateral and the enforceability thereof (or the failure of the Issuer or any other Pledgors to take any action that is not possible under such Vessel Applicable Laws) shall not result in a breach of any such representations, warranties, covenants or further assurances or result in any Event of Default.

[Signature Pages Follow]

32

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Harrah’s Operating Company, Inc.

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

B I Gaming Corporation
Bally’s Midwest Casino, Inc.
Bally’s Operator, Inc.
Bally’s Park Place, Inc.
Bally’s Tunica, Inc.
Benco, Inc.
BL Development Corp.
Boardwalk Regency Corporation
Caesars Entertainment Akwesasne Consulting Corp.
Caesars Entertainment Canada Holding, Inc.
Caesars Entertainment Finance Corp.
Caesars Entertainment Golf, Inc.
Caesars Entertainment Retail, Inc.
Caesars New Jersey, Inc.
Caesars Palace Corporation
Caesars Palace Realty Corp.
Caesars Palace Sports Promotions, Inc.
Caesars United Kingdom, Inc.
Caesars World, Inc.
Caesars World Marketing Corporation
Caesars World Merchandising, Inc.
California Clearing Corporation
Casino Computer Programming, Inc.
CEI-Sullivan County Development Company
Consolidated Supplies, Services and Systems
Dusty Corporation
East Beach Development Corporation
FHR Corporation
Flamingo-Laughlin, Inc.
GCA Acquisition Subsidiary, Inc.
GNOC, Corp.
Grand Casinos, Inc.
Grand Media Buying, Inc.
Harrah South Shore Corporation
Harrah’s Alabama Corporation
Harrah’s Arizona Corporation
Harrah’s Illinois Corporation
Harrah’s Interactive Investment Company
Harrah’s Investments, Inc.
Harrah’s Kansas Casino Corporation
Harrah’s Management Company
Harrah’s Marketing Services Corporation
Harrah’s Maryland Heights Operating Company
Harrah’s New Orleans Management Company
Harrah’s Pittsburgh Management Company
Harrah’s Reno Holding Company, Inc.
Harrah’s Southwest Michigan Casino Corporation
Harrah’s Travel, Inc.
Harrah’s Tunica Corporation
Harrah’s Vicksburg Corporation
Harveys BR Management Company, Inc.

[Collateral Agreement]

Harveys C.C. Management Company, Inc.
Harveys Iowa Management Company, Inc.
HBR Realty Company, Inc.
HCR Services Company, Inc.
HEI Holding Company One, Inc.
HEI Holding Company Two, Inc.
LVH Corporation
Martial Development Corporation
Ocean Showboat, Inc.
Players Bluegrass Downs, Inc.
Players Development, Inc.
Players Resources, Inc.
Players Services, Inc.
Reno Projects, Inc.
Rio Development Company, Inc.
Robinson Property Group Corp.
Roman Entertainment Corporation of Indiana
Roman Holding Corporation of Indiana
Sheraton Tunica Corporation
Showboat Atlantic City Operating Company, LLC
Southern Illinois Riverboat/Casino Cruises, Inc.
Tele/Info, Inc.
Trigger Real Estate Corporation

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Desert Palace, Inc.
Harrah’s Imperial Palace Corp. Harrah’s International Holding Company, Inc. Las Vegas Resort Development, Inc. Parball Corporation

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Treasurer

[Collateral Agreement]

190 Flamingo, LLC
AJP Parent, LLC
Caesars Entertainment Development, LLC
Chester Facility Holding Company, LLC
Corner Investment Company, LLC
DCH Exchange, LLC
DCH Lender, LLC
Harrah’s Bossier City Management Company, LLC
Harrah’s Chester Downs Investment Company, L.L.C.
Harrah’s Chester Downs Management Company, LLC
Harrah’s License Company, LLC
Harrah’s MH Project, LLC
Harrah’s North Kansas City LLC
Harrah’s Operating Company Memphis, LLC
Harrah’s Shreveport Investment Company, LLC
Harrah’s Shreveport Management Company, LLC
Harrah’s Shreveport/Bossier City Holding Company, LLC
Harrah’s Sumner Investment Company, LLC
Harrah’s Sumner Management Company, LLC
Harrah’s West Warwick Gaming Company, LLC
H-BAY, LLC
HCAL, LLC
HHLV Management Company, LLC
Hole In The Wall, LLC
Horseshoe Gaming Holding, LLC
JCC Holding Company II, LLC
Koval Holdings Company, LLC
Nevada Marketing, LLC
Players International, LLC
Reno Crossroads, LLC
Roman Empire Development, LLC
TRB Flamingo, LLC
Winnick Parent, LLC

By:	Harrah’s Operating Company, Inc.
its Sole Member or Manager

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Las Vegas Golf Management, LLC

By:	/s/ Michael D. Cohen
Name:	Michael D. Cohen
Title:	Manager

[Collateral Agreement]

AJP Holdings, LLC

By:	AJP Parent, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Durante Holdings, LLC

By:	AJP Holdings, LLC
its Sole Member

By:	AJP Parent, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Biloxi Hammond, LLC
Biloxi Village Walk Development, LLC
Village Walk Construction, LLC

By:	Grand Casinos of Biloxi, LLC
its Sole Member

By:	Grand Casinos, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Harrah’s Maryland Heights LLC

By:	Harrah’s Maryland Heights Operating Company
its Managing Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Harrah’s Shreveport/Bossier City Investment Company, LLC

By:	Harrah’s Shreveport/Bossier City Holding Company, LLC its Managing Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Winnick Holdings, LLC

By:	Winnick Parent, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Bally’s Olympia Limited Partnership

By:	Bally’s Operator, Inc. its General Partner

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Caesars Riverboat Casino, LLC

By:	Roman Holding Corporation of Indiana its Managing Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President And as Agent of Caesars Riverboat Casino, LLC

[Collateral Agreement]

Horseshoe GP, LLC
Horseshoe Hammond, LLC

By:	Horseshoe Gaming Holding, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Harrah’s Bossier City Investment Company, LLC

By:	Harrah’s Shreveport/Bossier City Investment Company, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Horseshoe Shreveport LLC

By:	Horseshoe Gaming Holding, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Jazz Casino Company, LLC JCC Fulton Development, LLC

By:	JCC Holding Company II, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Players Riverboat II, LLC

By:	Players Riverboat Management, LLC its Member

	By:	Players Holding, LLC its Sole Member

	By:	Players International, LLC its Sole Member

	By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

By:	Players Riverboat, LLC its Member

	By:	Players Holding, LLC its Sole Member

	By:	Players International, LLC its Sole Member

	By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Horseshoe Entertainment

By:	New Gaming Capital Partnership its General Partner

By:	Horseshoe GP, LLC its General Partner

By:	Horseshoe Gaming Holding, LLC its Sole Member

By:	Harrah’s Operating Company, Inc. its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President CFO & Treasurer

[Collateral Agreement]

Grand Casinos of Biloxi, LLC
Grand Casinos of Mississippi, LLC - Gulfport

By:	Grand Casinos, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Caesars India Sponsor Company, LLC

By:	California Clearing Corporation
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Koval Investment Company, LLC

By:	Koval Holding Company, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Players Holding, LLC

By:	Players International, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Players LC, LLC
Players Maryland Heights Nevada, LLC
Players Riverboat Management, LLC
Players Riverboat, LLC

By:	Players Holding, LLC
its Sole Member

By:	Players International, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

New Gaming Capital Partnership

By:	Horseshoe GP, LLC
its General Partner

By:	Horseshoe Gaming Holding, LLC
its Sole Member

By:	Harrah’s Operating Company, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Atlantic City Country Club 1, LLC

By:	Bally’s Park Place, Inc.
its Sole Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President

[Collateral Agreement]

Harrah’s NC Casino Company, LLC

By:	Harrah’s Operating Company, Inc.
its Managing Member

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	Senior Vice President
CFO & Treasurer

[Collateral Agreement]

Harveys Tahoe Management Company, Inc.

By:	/s/ Gary W. Loveman
Name:	Gary W. Loveman
Title:	President

Attested to by:	/s/ Michael D. Cohen

Name:	Michael D. Cohen
Title:	Secretary

[Collateral Agreement]

Showboat Atlantic City Mezz 1, LLC
Showboat Atlantic City Mezz 2, LLC
Showboat Atlantic City Mezz 3, LLC
Showboat Atlantic City Mezz 4, LLC
Showboat Atlantic City Mezz 5, LLC
Showboat Atlantic City Mezz 6, LLC
Showboat Atlantic City Mezz 7, LLC
Showboat Atlantic City Mezz 8, LLC
Showboat Atlantic City Mezz 9, LLC
Showboat Atlantic City Propco, LLC
Showboat Holding, Inc.
Tahoe Garage Propco, LLC

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	President & Treasurer

[Collateral Agreement]

HTM Holding, Inc.

By:	/s/ Jonathan S. Halkyard
Name:	Jonathan S. Halkyard
Title:	President & Treasurer

[Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

[Collateral Agreement]